Exhibit 99.1

Jupiter Wellness Announces Darren Heitner, Esq. Sports Attorney and Influencer Signs on as Brand Ambassador for Safety Shot

Heitner has been referred to as one of the foremost experts on name, image, and likeness (NIL) by The Wall Street Journal, USA TODAY and worked on behalf of numerous athletes and brands, including Gatorade, INFLCR, Marketpryce, and Icon Source, in the NIL space

JUPITER, FL – August 22, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced that Darren Heitner, Esq. has signed on as a brand ambassador for Safety Shot, the world’s first blood alcohol detox drink to launch Q4 2023.

Darren Heitner is the Founder of Heitner Legal, P.L.L.C., an adjunct professor of Sports Law at the University of Florida Levin College of Law, an adjunct professor of (name, image, likeness) NIL at the University of Miami School of Law, a certified arbitrator with the American Arbitration Association, and author of many books published by the American Bar Association including How to Play the Game: What Every Sports Attorney Needs to Know as well as numerous articles in Forbes, Inc. Magazine, and Above the Law.

His sports clients have included Pro Football Hall of Famer Terrell Owens, Heisman Trophy winner Johnny Manziel, University of Florida Athletic Hall of Famer Fred Taylor, Antonio Brown, JuJu Smith-Schuster, Tyreek Hill, Xavien Howard, Jamal Adams, Nick Chubb, Mac Jones, Shane Bieber, Manny Ramirez, Anna Kournikova, Draymond Green, Terry Rozier, Haley and Hanna Cavinder, and Rick Pitino.

Heitner commented, “I love innovation in the health, nutrition, and wellness industry, and what I see with Jupiter Wellness is a company in a prime position to really change the game. I look forward to working with Jupiter as they break barriers with Safety Shot and undoubtedly many more future products.”

“Darren is a leading advocate for athletes and he is an innovator in his own right as an attorney who has pioneered NIL, helping to bring brands and athlete-influencers together. We are pleased that he has come on board to raise awareness around Safety Shot and its wellness benefits for athletes, sports fans, and everyone else who likes to enjoy a drink safely and with little if any recovery time,” stated Jupiter Wellness CEO Brian John.

Safety Shot is pushing the boundaries of innovation by creating an exciting new product category—rapid alcohol detoxification—in the fast-growing hangover remedies market, which was valued at $1.56 billion in 2020 and is projected to grow at a CAGR of 14.6% from 2021 to 2028.

Jupiter Wellness recently announced Safety Shot is going into production at facilities across the U.S. in preparation for its launch in the fourth quarter of 2023. The Company invites members of the media to the unveiling of Safety Shot at Jupiter Wellness’ offices in Jupiter, Florida on September 15th at 4pm for the opportunity to taste samples and meet management for a Q&A. If you are a member of the media and would like to attend, please send your credentials to media@jupiterwellness.com.

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About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties. The Company recently acquired Safety Shot, the world’s first blood alcohol detox drink.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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